                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-90772


                           $642,998,100 (APPROXIMATE)
                            SEQUOIA MORTGAGE TRUST 8
                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

                                DECEMBER 9, 2002


   ----------------------------------------- ------------------------ --------------------------
                   SECURITY                        PRICE PAID              PRICE RECEIVED
   ----------------------------------------- ------------------------ --------------------------
           SEQUOIA MORTGAGE TRUST 8                 100.9375%                 100.0640%
            CLASS B-2 CERTIFICATES

   ----------------------------------------- ------------------------ --------------------------

           SEQUOIA MORTGAGE TRUST 8                 96.5625%                   96.2680%
            CLASS B-3 CERTIFICATES

   ----------------------------------------- ------------------------ --------------------------


        THE ABOVE REFERENCED SECURITIES ARE BEING SOLD BY REDWOOD TRUST, INC., PARENT OF THE DEPOSITOR, AT THE PRICES SET FORTH ABOVE TO ACACIA CDO 1, LTD., AN EXEMPTED COMPANY INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ("ACACIA 1") FOR PLEDGE BY IT TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE DATED AS OF DECEMBER 10, 2002, AMONG ACACIA 1, ACACIA CDO 1, INC. AND THE TRUSTEE.

                                 COMPANY CONTACT
                                  ANDREW SIRKIS
                                 (415) 389-7373
                              andy@redwoodtrust.com

      The prospectus supplement dated July 26, 2002, should be read in its entirety by anyone considering an investment in the Securities being offered by Redwood Trust, Inc.
         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE
                             PROSPECTUS SUPPLEMENT.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. OFFERS OF THESE SECURITIES ARE MADE BY PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
       COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED
      IF THE PROSPECTUS SUPPLEMENT DATED JULY 26, 2002 OR THIS PROSPECTUS SUPPLEMENT ARE ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                        Supplement dated December 9, 2002
                to the Prospectus Supplement dated July 26, 2002